AMENDED AND RESTATED


                                CONTRACT BETWEEN


                                  CD RADIO INC.


                                       AND


                            SPACE SYSTEMS/LORAL, INC.


                                       FOR


                              ON-ORBIT DELIVERY OF


                            CD RADIO DARS SATELLITES*



This document contains data and information proprietary to SPACE SYSTEMS/LORAL and CD RADIO. This data shall not be disclosed or disseminated, or reproduced in whole or in part without the express prior written approval of SPACE SYSTEMS/LORAL and CD RADIO, except to the extent permitted by Article 20.

*   This agreement is subject to a confidential treatment request.
    The confidential portions have been omitted from this Form
    10-Q and have been replaced by asterisks (*). The confidential portions have been filed separately with the Commission as provided pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

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                                TABLE OF CONTENTS


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Article 1.    DEFINITIONS.....................................................2

Article 2.    SCOPE OF WORK...................................................5

Article 3.    DELIVERABLE ITEMS AND DELIVERY SCHEDULE.........................6

Article 4.    PRICE...........................................................8

Article 5.    PAYMENTS.......................................................10

Article 6.    PURCHASER FURNISHED ITEMS......................................13

Article 7.    LAUNCH SERVICES................................................14

Article 8.    INSPECTION, INTERIM AND FINAL ACCEPTANCE.......................15

Article 9.    CIP POINT, TITLE, AND RISK OF LOSS.............................16

Article 10.   ACCESS TO WORK IN PROGRESS.....................................17

Article 11.   TAXES AND DUTIES...............................................18

Article 12.   IN-ORBIT CHECK-OUT FOR FM-1, FM-2 and FM-3.....................19

Article 13.   SATISFACTORY OPERATION.........................................20

Article 14.   ADDITIONAL SATELLITE OPTION....................................20

Article 15.   SUCCESSFUL INJECTION...........................................21

Article 16.   INSURANCE OPTION...............................................21

Article 17.   U.S. GOVERNMENT LICENSES FOR FM-1, FM-2 OR FM-3................22

Article 18.   FORCE MAJEURE..................................................23

Article 19.   PURCHASER'S DELAY OF WORK......................................23

Article 20.   RIGHTS IN DATA.................................................24

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Article 21.   PATENT INDEMNITY...............................................25

Article 22.   INDEMNITY - PERSONAL INJURY/PROPERTY DAMAGE....................26

Article 23.   RESERVED.......................................................27

Article 24.   DEFAULT........................................................27

Article 25.   WARRANTY.......................................................30

Article 26.   DISPUTES AND ARBITRATION.......................................32

Article 27.   CHANGES........................................................32

Article 28.   MISCELLANEOUS PROVISIONS.......................................33

Article 29.   RESERVED.......................................................34

Article 30.   INTER-PARTY WAIVER OF LIABILITY................................34

Article 31.   AUTHORITY OF THE PURCHASER'S REPRESENTATIVE....................34

Article 32.   PUBLIC RELEASE OF INFORMATION..................................35

Article 33.   FUNCTIONS NOT THE RESPONSIBILITY
              OF THE CONTRACTOR..............................................35

Article 34.   RESERVED.......................................................36

Article 35.   SATELLITE GROUND STORAGE OPTION................................36

Article 36.   NOTICES........................................................38

Article 37.   ASSIGNMENT.....................................................40

Article 38.   RESERVED.......................................................40

Article 39.   RESERVED.......................................................40

Article 40.   RESERVED.......................................................40

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Article 41.   SUPPORT FOR INVESTIGATION OF SATELLITE ANOMALIES...............41

Article 42.   INSURANCE......................................................41

Article 43.   MISSION OPERATIONS SUPPORT.....................................42

Article 44.   DARS LICENSE...................................................42

Article 45.   STANDARD OF CONDUCT............................................43

Article 46.   ORDER OF PRECEDENCE............................................43


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APPENDICES AND ATTACHMENTS

Attachment    A   Payment Plans
              B   Milestone Achievement Certification
              C   Non-disclosure Agreement
              D   Deferred Financing Term Sheet

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                                    PREAMBLE

AMENDED AND RESTATED CONTRACT, dated as of June 30, 1998, between CD Radio Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 1180 Avenue of the Americas, 14th Floor, New York, New York 10036 (hereinafter referred to as the "Purchaser"), and Space Systems/Loral, Inc., a corporation organized and existing under the laws of the State of Delaware, having a place of business at 3825 Fabian Way, Palo Alto, California, 94303 (hereinafter referred to as the "Contractor").

Use or disclosure of the data contained on this page is subject to the restriction on the title page of this Contract.

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                                   WITNESSETH:

         WHEREAS, the Purchaser and the Contractor are parties to a Contract dated as of March 2, 1993 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Contract"), pursuant to which, among other things, the Contractor agreed to construct and deliver three (3) Satellites for use in the digital audio radio system ("DARS") being developed by the Purchaser (such system, as modified or expanded from time to time, the "CD Radio DARS System");

         WHEREAS, the Purchaser and the Contractor are parties to a Memorandum of Agreement, dated as of March 27, 1998 (the "MOA"), pursuant to which the Purchaser and the Contractor agreed to amend the Existing Contract to, among other things, provide for the construction, Launch and on-orbit, checked-out delivery of three (3) Satellites with a fourth Satellite delivered to Ground Storage for use in the CD Radio DARS System;

         WHEREAS, the Contractor and the Purchaser desire to execute and deliver this Contract to (i) supersede both the Existing Contract and the MOA and (ii) provide for the construction, Launch and on-orbit, checked-out delivery of three
(3) Satellites with a fourth Satellite delivered to Ground Storage for use in the CD Radio DARS System;

*
         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Contractor hereby agree as follows:


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                                   Article 1.

                                   DEFINITIONS

         The following terms shall have the meanings assigned to them below:

         1.1 The "Purchaser" means CD Radio Inc., a Delaware corporation, and its successors and assigns.

         1.2 The "Contractor" means Space Systems/Loral, Inc.

         1.3 The "Parties" means the Purchaser and the Contractor.

         1.4 "Contract" means this Amended and Restated Contract, its Exhibits and Attachments plus any amendments hereto or thereto, to which the Parties agree in writing.

         1.5 "Satellite" or "Spacecraft" shall mean a CD Radio DARS Satellite contemplated by and to be supplied to the Purchaser under this Contract.

         1.6 "Mission Operations Support Services" shall mean the services performed by the Contractor including orbit raising of FM-1. FM-2 and FM-3 and In-Orbit Testing of such Satellites.

         1.7 "Terminated Ignition" shall mean, when, for each Satellite separately of FM-1, FM-2 and FM-3, Intentional Ignition has occurred and is not followed by liftoff.

         1.8 "Launch Vehicle" means one of the expendable Launch Vehicles used for the Launch of the CD Radio DARS Satellites, as described in Article 7.

         1.9 "Launch Agency" means that organization which is responsible for the Launch Site and conducting the applicable Launch.

         1.10 "Launch Site" means the facility used by a Launch Agency for purposes of Launching a Satellite.

         1.11 "Launch Support" means those services provided by the Contractor, pursuant to the Statement of Work hereto, in support of a Launch by a Launch Agency.

         1.12 "Launch" of a Satellite means Intentional Ignition.


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         1.13 "Launch Services Agreement" means the Contract(s) between the
Contractor and the Launch Agency which provides the terms and conditions for Launching one or more Satellites which are being constructed under this Contract.

         1.14 "Ground Storage" of a Satellite means a condition where the Satellite or its component parts are secured in a controlled environment for preservation on the ground.

         1.15 "Effective Date of Contract" or "EDC" means March 2, 1993.

         1.16 "Affiliate" with respect to any person or entity, shall mean any person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

         1.17 "Intentional Ignition" means the ignition of the first stage main engine(s) of the Launch Vehicle. 1.18 "Launch Pad" shall mean the designated area at the Launch Site from which the Satellite will be Launched.

         1.19 "FM" means, with respect to any Satellite, Flight Model.

         1.20 *

         1.21 *

         1.22 "Data and Documentation" means the information to be provided by the Contractor in accordance with Exhibit A, Annex 2, Deliverable Document List.

         1.23 "Price" shall have the meaning specified in Article 4 of this Contract, as reduced or increased from time to time in accordance with the terms of this Contract.

         1.24 *

         1.25 "In-Orbit Check Out Amount" shall mean payments numbered 20B, 21E and 22E for FM's 1, 2 and 3, respectively, (e.g., milestones entitled "Complete IOT") as shown on Attachment A to this Contract.

         1.26 "On-Orbit/Checked Out" shall mean a Satellite that is placed in an orbital location as defined in Exhibit B, Section 1, (i.e., on-orbit)and which has been tested in accordance with Exhibit D, Test Plan, to validate the Satellite's performance as specified in Exhibit B.

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         1.27 "Insurance Management Support Services" shall mean the technical assistance provided by the Contractor to the Purchaser in support of the procurement of insurance for the Satellites.

         1.28 "Satellite Failure" means (i) a Satellite that has a service life that, at any point in time, is predicted to be less than six (6) years, including the number of years that have already occurred since the date of completion of in-orbit testing or (ii) a Satellite that, at any point in time, has fewer than fifty percent 50% of its EIRP specified in Exhibit B.

         1.29 *

         1.30 "In-Orbit Testing" or "IOT" shall have the meaning described in Exhibit A, Statement of Work.

         1.31 *


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                                   Article 2.

                                  SCOPE OF WORK

         2.1 Work Effort. The Contractor shall provide the necessary personnel, material, services, and facilities, to manufacture, test and deliver On-Orbit/Checked Out or to Ground Storage as specified in Sub-Article 3.3, four
(4) complete Spacecraft in accordance with the Satellite Performance Specification, Exhibit B to this Contract, and perform the services described in Exhibit A, Statement of Work, (except those items of hardware and services listed as "optional," unless such options are exercised by the Purchaser in accordance with the terms of this Contract), to the extent specified in this Contract, and to perform the work required hereunder in accordance with the Exhibits listed below, which are attached hereto and made a part hereof by reference:

         2.1.1 Exhibit A, Statement of Work (SOW) Revision 5, dated 21 July 1998, SS/L-TP93002-02

         2.1.2 Exhibit B, Satellite Performance Specification, Revision 9, dated 21 July 1998, SS/L-TP93002-03

         2.1.3 Exhibit C - Product Assurance Program Plan, Revision 2, dated 14 January 1997, SS/L-TP93002-04

         2.1.4 Exhibit D - Test Plan, Revision 3C, dated 21 July 1998, SS/L-TP93002-05

         2.1.5 Exhibit E - Dynamic Simulator Specification dated 21 July 1998, SS/L-TP93002-06

*
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                                   Article 3.

                     DELIVERABLE ITEMS AND DELIVERY SCHEDULE

         3.1 Satellite Delivery. Each of the Satellites to be delivered On-Orbit/Checked Out shall be delivered in accordance with the provisions of Sub-Article 3.3 below and Exhibit A, with such delivery being deemed to have occurred upon completion of In Orbit Testing of the applicable Satellite which is conducted to verify that the performance of the Satellite has not degraded during Launch. For a Satellite delivered into Ground Storage pursuant to Sub-Article 3.3 or Article 35, delivery shall be deemed to have occurred when the Satellite arrives at the designated Ground Storage site.

         3.2 Delivery of Services. Delivery of services shall be deemed to have occurred when such services have been completed in accordance with the requirements of Exhibit A.

         3.3 Deliverable Items. The goods and services to be delivered and the corresponding delivery schedule under this Contract are as follows:


Item    Description           Delivery Schedule          Place of Delivery
----    -----------           -----------------          -----------------

1       First Satellite       January 30, 2000,          per Exhibit B,
        (FM-1)                On-Orbit/Checked Out       Section 1

2       Second Satellite      February 28, 2000,         per Exhibit B,
        (FM-2)                On-Orbit/Checked Out       Section 1

3       Third Satellite       March 31, 2000,            per Exhibit B,
        (FM-3)                On-Orbit/Checked Out       Section 1

4       Fourth Satellite      May 31, 2000               Purchaser designated
        (FM-4)                                           CONUS Ground
                                                         Storage site

5-7     Launch Services for   November 1999 (FM-1)       Launch Site
        FM-1, FM-2 and        December 1999 (FM-2)
        FM-3 in accordance    January 2000 (FM-3)
        with the terms of
        Article 7

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Item    Description           Delivery Schedule          Place of Delivery
----    -----------           -----------------          -----------------
8       Optional Satellite    Per Sub-Article 14.2       Purchaser designated
                                                         CONUS Ground
                                                         Storage site

9       Dynamic Simulator     September 1, 1999          Purchaser CONUS
        (Qty 1)                                          TT&C facility

10      Mission Operations    Per Exhibit A              Per Exhibit A
        Support Services
        FM-1, FM-2 and
        FM-3

11      Insurance             As Required                N/A
        Management Support
        Services for FM-1,
        FM-2 and FM-3

12      Data and              Per Exhibit A              Per Exhibit A
        Documentation

13      Training              Per Exhibit A              Palo Alto, CA
                                                         New York, NY

14      Insurance Option      Per Article 16             N/A

         3.4 Late Delivery Penalties. If all of FM-1, FM-2 and FM-3 Satellites (including applicable Launch Services and one (1) dynamic simulator) are not delivered On-Orbit/Checked Out by 31 July 2000 the Price shall, unless such delays are excusable within the meaning of Article 18 - FORCE MAJEURE, be reduced by Forty-Five-Thousand dollars ($45,000) per day for each day of delay starting on August 1, 2000 for up to eighty-nine (89) days thereafter with a maximum Price reduction of Four-Million-Fifty-Thousand dollars ($4,050,000).

         If FM-4 is not delivered to Ground Storage by 30 September 2000, then the Price shall, unless such delay is excusable within the meaning of Article 18 FORCE MAJEURE, be reduced by Fifteen-Thousand dollars ($15,000) per day for each day of delay starting on October 1, 2000 for up to eighty-nine (89) days thereafter with a maximum Price reduction of One-Million-Three-Hundred-Fifty-Thousand dollars ($1,350,000).

         3.5 *

         3.6 Limit of Liability. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THE CONTRACTOR SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR LOST REVENUES OR PROFITS DUE TO LATE DELIVERY OF ANY ITEMS, INCLUDING BUT NOT LIMITED TO THE SATELLITES REQUIRED TO BE DELIVERED UNDER THIS CONTRACT.

         3.7 *

         3.8 *

         3.9 *

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                                   Article 4.

                                      PRICE

         The price to be paid by the Purchaser to the Contractor for performance of its obligations under this Contract is Four-Hundred-Thirty-Eight-Million-Forty- Thousand Dollars ($438,040,000) plus the price of the Launch Services provided by the Contractor in accordance with
Article 7 (the "Price").

         The Price does not include any of the options available to the Purchaser under the terms of this Contract. *



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                                   Article 5.

                                    PAYMENTS

         5.1 General.

         5.1.1 Payments by the Purchaser to the Contractor of the Price shall be in accordance with the applicable Payment Plan provided in Attachment A.

         5.1.2 *

         5.1.3 *

         5.1.4 *

         5.2 *

         5.3 Payment Conditions. * All payments to the Contractor from the Purchaser shall be in United States Dollars and shall be made by electronic funds transfer (EFT) to the following account:

             BANK OF AMERICA, NT & SA
             SPACE SYSTEMS/LORAL
             ACCOUNT NO. 75-69165
             CHICAGO, ILLINOIS
             ABA #071-000-039

or other such accounts as the Contractor may specify from time to time in written notices to the Purchaser.

         5.4 Payments Associated with Options. In the event that the Purchaser exercises any of the options provided for under this Contract, then the Purchaser shall make payments for such option(s) in accordance with the respective Payment Plans which are a subset of Attachment A hereto.

         5.5 *



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                                   Article 6.

                            PURCHASER FURNISHED ITEMS

         6.1 Facilities for IOT. The Purchaser shall make available to the Contractor the use of the Purchaser's Satellite control facilities for the purposes of In-Orbit Testing of the Satellites.

         6.2 Spacecraft Monthly Reports. The Purchaser shall provide to the Contractor, no less frequently than monthly during the on-orbit life of each Satellite, an informal letter report which shall describe the general health and operating status of the Satellites and specifically identify any defined anomalies. For the purpose of this Article, a Satellite anomaly means any occurrence in-orbit that was not anticipated in the Satellite Orbital Operation Handbook (SOOH) delivered to the Purchaser pursuant to Annex 2 of Exhibit A. In the event that a Satellite anomaly is encountered, the Purchaser shall provide and/or give access to such data as the Contractor may require for investigation and/or correction of such anomaly. Further, the Purchaser shall grant such reasonable access to ground stations and the Satellites as the Contractor might require for an investigation of such anomaly. The Contractor shall use its best efforts to understand the anomaly.

         6.3 Purchaser Delays. If the Contractor is delayed due to failure of the Purchaser to perform its obligations under this Article, the Contractor shall notify the Purchaser of such delay and failure. If the Purchaser fails to cure such failure within thirty (30) days thereafter, the Contractor shall have the option to perform such obligations on behalf of the Purchaser; if the Contractor does so, it will so notify the Purchaser and the Purchaser shall reimburse the Contractor by means of an equitable adjustment in the Price, schedule, and other affected portions of this Contract. Whether or not the Contractor elects to perform such Purchaser obligations, delays caused by the Purchaser's failure shall be subject to the provisions of Article 19 - PURCHASER DELAY OF WORK.


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                                   Article 7.

                                 LAUNCH SERVICES

         7.1 Atlas, Sea-Launch and Proton Launch Services. Subject to the provisions set forth below, the Contractor and the Purchaser agree that Launch services under this Contract shall consist of three (3) Launches ("Launch Services") and shall be provided on two (2) Proton Launch Vehicles and an Atlas IIIA Launch Vehicle. The Contractor agrees that FM-1 and FM-2 shall be Launched on Proton Launch Vehicles and, subject to the provisions set forth below, that FM-3 shall be Launched on an Atlas IIIA Launch Vehicle.

         In the event that the Contractor, after consultation with the Purchaser, determines that the Atlas IIIA Launch Vehicle is not suitably optimized for Launch of FM-3 (which determination shall be made prior to August 27, 1998), then the Purchaser shall, by August 28, 1998 instruct the Contractor to substitute either a Proton Launch Vehicle (to the extent that a Proton Launch Vehicle is available), a Sea-Launch Launch Vehicle or an Atlas IIIB Launch Vehicle (to the extent that an Atlas IIIB Launch Vehicle is available) for such unsuitable Launch Vehicle. Any such substitution of Launch Vehicles shall not change the applicable Launch dates or delivery schedule contained in Sub-Article 3.3.

* On or before August 3, 1998, the Contractor shall inform the Purchaser, in writing, whether a Sea-Launch Launch Vehicle which may be selected by the Purchaser can be replaced by an additional Proton Launch Vehicle. In the event a Launch Failure occurs in the industry that causes a postponement of a scheduled Launch, the Contractor will work with the Purchaser and its Launch Agencies to obtain the earliest possible Launch date for the affected Satellite.

         7.2 Ariane Launch Vehicles. The Contractor shall use reasonable best efforts, provided they entail no net cost or liability to the Contractor and the Purchaser, to modify its Multiple Launch Service Agreement ("MLSA") with Arianespace S.A. ("Arianespace") to add the two (2) Ariane launchers which were previously under contract between the Purchaser and Arianespace. In this connection, the Contractor shall use reasonable best efforts, provided they entail no net cost nor liability to the Contractor and the Purchaser, to secure Arianespace's agreement to reimburse the Purchaser, fully or partially, for all amounts paid under the Purchaser/Arianespace agreement. Such efforts will be made to secure the reimbursement prior to March 31, 2000 although no assurances can be made. The Contractor agrees to include the Purchaser in (or at least to consult on a regular basis with the Purchaser regarding) the Arianespace negotiations that directly affect the Purchaser's interests. Upon reaching successful agreement with Arianespace, the

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Contractor will inform the Purchaser of the terms of the agreement and promptly pay over to the Purchaser any reimbursement amounts paid by Arianespace in connection with the Purchaser/Arianespace agreement.

                                    7.3 *

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                                   Article 8.

                    INSPECTION, INTERIM AND FINAL ACCEPTANCE

         8.1 Inspections and Testing of Satellites. The Satellites shall be subjected to inspection and acceptance testing in accordance with Exhibit A, Statement of Work, Exhibit C, Product Assurance Plan and Exhibit D, Test Plan. The Purchaser shall have the right to conduct inspections of the Satellites and witness acceptance testing in accordance with the paragraph below, and to examine the test data resulting from such tests. The Contractor will give reasonable advance notice to the Purchaser, when practicable, as to the time such tests will be conducted and the nature of the test. Failure of the Purchaser to witness the tests shall not prevent the tests from proceeding.

         8.2 Interim Acceptance of the Satellites. The Satellite(s) will be inspected and subject to Interim Acceptance by the Purchaser at the Contractor's Palo Alto facility. Upon completion of the Purchaser's inspection of the Satellites and upon satisfactory completion of the acceptance testing by the Contractor, the Purchaser shall provide written notice to the Contractor of its Interim Acceptance of a Satellite. This written Interim Acceptance shall be provided at the Satellite Pre-shipment Review, to be held in Palo Alto, prior to the shipment of the Satellites to the Launch Site for FM-1, FM-2 and FM-3 or to Ground Storage for FM-4.

         8.3 Final Acceptance of FM-1, 2 and 3 Satellites. When each of FM-1, FM-2 and FM-3 arrive at the Launch Site, inspection and verification testing will be performed by the Contractor to make sure that no damage occurred to the Satellites during shipment to the Launch Site. The Contractor shall then conduct the Satellite Launch Readiness Review in accordance with Exhibit A, Statement of Work. Final Acceptance of a Satellite shall be deemed to occur upon delivery On-Orbit/Checked Out. The Parties sole rights and remedies in the event of Final Acceptance based on Satisfactory; Less Than Satisfactory Operation, or Satellite Failure, shall be as set forth in Article 12, In-Orbit Check-Out.

         8.4 Final Acceptance of the Fourth Satellite. Final Acceptance of FM-4 shall be deemed to occur only upon delivery of such Satellite to the Purchaser's designated CONUS Ground Storage facility.

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                                   Article 9.

                       CIP POINT, TITLE, AND RISK OF LOSS

         9.1 Title and Risk of Loss. The title for FM-1, FM-2 and FM-3 shall pass to the Purchaser at the time of delivery of such Satellite On-Orbit/Checked Out or, in the case of a Satellite delivered for Ground Storage, in accordance with the requirements of Article 35 hereof. Risk of loss and/or damage for FM-1, FM-2 and FM-3 shall pass to the Purchaser at the time of Launch of such Satellite or, in the case of a Satellite delivered for Ground Storage, in accordance with the requirements of Article 35 hereof. Title and risk of loss and/or damage for FM-4 shall pass to the Purchaser upon delivery of the Satellite to the Purchaser designated CONUS Ground Storage site. Neither the Contractor nor any of its subcontractors or suppliers at any tier shall be liable to the Purchaser or its agents, representatives, or customers (including insurers of Satellite(s)) for loss of or damage to a Satellite after Launch (including if the Contractor furnishes post-Launch mission or operational support, if any), regardless of the cause or theory. The Contractor's sole responsibility in the event of such loss or damage arising from or related to the provision of such support shall be as set forth in Article 25. The Purchaser agrees to indemnify and hold harmless the Contractor for all costs, expenses and losses of the Contractor that result from claims or litigation based upon the Contractor's alleged responsibility, or liability, or the alleged responsibility of the Contractor's subcontractors or suppliers for loss of, or damage to, the Satellites occurring after Launch, regardless of the cause or theory.

         9.2 CIP Point. The Contractor will provide Carriage and Insurance Paid
(CIP) to the applicable Launch Pad for FM-1, FM-2 and FM-3 and to the applicable Purchaser designated CONUS Ground Storage site for FM-4.

         9.3 Terminated Ignition Contingency Support. In the event of the occurrence of a Terminated Ignition of the Launch Vehicle used for the Launch of the FM-1, FM-2 or FM-3, the Parties agree that the Contractor shall immediately reacquire risk of loss of the affected Satellite and immediately commence work subsequently required to ready the Satellite for a Launch Vehicle relaunch (including, as applicable, demating and defueling of Satellite, procurement of applicable insurance(s), the Contractor taking re-possession of the Satellite upon its removal from the Launch Vehicle, storage, shipping of Satellite back to Palo Alto, refurbishing, retesting, re-shipping, and re-initiation and performance of a subsequent Launch, and any other related effort). It is agreed by the Parties that such support shall be provided at the Purchaser's expense and shall be subject to an equitable adjustment to this Contract for schedule and the price of such work as mutually agreed to by the Parties. Equitable adjustment for such work and all affected terms of this Contract, its Exhibits and Schedule(s), as applicable, shall be negotiated within thirty (30) days of the Terminated Ignition or as otherwise agreed to by the Parties.

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         In such event where the Contractor proceeds with the Terminated
Ignition contingency support as described in this Article 9.3, the application of Article 25 shall also apply.

         In such event where the Contractor proceeds with the Terminated Ignition contingency support and pending final negotiation of an equitable adjustment, both as described in this Article 9.3, the Parties agree to perform their respective obligations described elsewhere in this Contract.

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                                   Article 10.

                           ACCESS TO WORK IN PROGRESS

         10.1 Work in Progress at Contractor's Plant. For the purpose of observing the quality of the Contractor's performance of work, a pre-agreed limited number of the Purchaser's personnel (including its consultants who must be approved in advance by the Contractor) shall be allowed to observe, on a non-interference basis, work being performed at the subsystem level and above for the Satellites, at the Contractor's plant. Such observation shall occur during normal working hours that are reasonable under the circumstances. The Contractor shall provide office space and access to telephone, copy and fax machine services for the Purchaser's personnel, not to exceed four (4), at the Contractor's facility.

         10.2 Work in Progress at Subcontractor's Plants. To the extent permitted by the Contractor's major subcontractors, and any U.S. Government restrictions, the Contractor shall allow the Purchaser access to work being performed pursuant to this Contract in subcontractors' plants for the purpose of observing the quality of subcontractor's performance of work, subject to the right of the Contractor to accompany the Purchaser on any visit to a subcontractor's plant. The Contractor will exert its best efforts in subcontracting to obtain permission for such access to subcontractors' facilities.

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                                   Article 11.

                                TAXES AND DUTIES

         11.1 U.S. Taxes (Excluding Sales Taxes). Tariffs, duties, taxes (except sales taxes) or other charges levied by any taxing authority within the United States of America on the goods, equipment, materials or effort covered by this Contract shall be paid by the Contractor.

         11.2 U.S. Sales Taxes. The Purchaser shall be responsible for the payment of any sales taxes levied against the effort under this Contract by any taxing authority within the United States.

         11.3 Foreign Taxes. The Contractor shall be responsible for all foreign taxes (including sales taxes, if any) on the goods, equipment, materials or effort covered by this Contract, including those associated with subcontract work.

         11.4 Contractor Payment of Taxes. In the event that the Contractor is required to pay or withhold any sales tax imposed by any taxing authority within the United States in connection with this Contract, which is the responsibility of the Purchaser under the terms of this Contract, and the Contractor pays such sales tax for the Purchaser, the Price shall be increased by an amount to account for such sales tax and the amount shall be invoiced by the Contractor as an obligation that is immediately due and payable by the Purchaser.

         11.5 Survival. The provisions of this Article shall survive the expiration, completion, or termination of this Contract.

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                                   Article 12.

                   IN-ORBIT CHECK-OUT FOR FM-1, FM-2 and FM-3

         12.1 *

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                                   Article 13.

                             SATISFACTORY OPERATION

         For purposes of calculating the In-Orbit Check-Out Amount, the term "Satisfactory Operation" means that the applicable Satellite is in conformance with the requirements set forth in Exhibit B - Satellite Performance Specification to this Contract, taking into account tolerances for measurement accuracy; provided, however, that any failure of the applicable Satellite to meet the performance specified in said Exhibit which is capable of being corrected by switching to one redundant unit in the Satellite within 30 minutes after said failure is discovered or which does not have a material impact on Satellite performance (including broadcast capacity and useful life), shall not be deemed as causing nonconformance to said Exhibit.


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                                   Article 14.

                           ADDITIONAL SATELLITE OPTION

         14.1 Order for Optional Satellite. The Purchaser may, at its option to be exercised by written notice delivered to the Contractor at any time on or before 1 May 2000, order the Contractor to produce and deliver CIP to a Purchaser designated CONUS Ground Storage site an additional Satellite identical to those being furnished pursuant to Article 2- SCOPE OF WORK.

         14.2 Delivery of Optional Satellite. If the optional Satellite is ordered on or before 1 November 1998, then the delivery of the optional Satellite shall be six months following the delivery of FM-4 ordered hereunder. If the optional Satellite is ordered after 1 November 1998, then the delivery of this optional Satellite shall be 28 months after the option is exercised, or six months following the delivery of FM-4 ordered hereunder, whichever is later.

         14.3 *

         14.4 Payment Plan. A Payment Plan for an optional Satellite ordered under this Article is included in the Payment Plan, Attachment A.

         14.5 Terms and Conditions. In the event that the option provided for under this Article is exercised by the Purchaser, then the terms and conditions of this Contract shall be applicable to such option (unless the Parties agree otherwise), except for the financial and delivery provisions of the Contract which will be modified to reflect the procurement of the additional optional Satellite.


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                                   Article 15.

                              SUCCESSFUL INJECTION

         15.1 Definition. Injection of a Satellite shall be considered successful if both of the following circumstances occur:

                  a. No damage occurs to the Satellite which can be shown to have resulted from Launch Failure or malfunction.

                  b. The elements of the transfer orbit attained by the Launch Vehicle and Launch Vehicle orientation at the time of separation of the Satellite from the Launch Vehicle are within the 3-sigma limits of the Launch Vehicle performance established by the Contractor.

         15.2 Unsuccessful Injection. If the transfer orbit attained by the Launch Vehicle or Launch Vehicle orientation at the time of separation of the Satellite from the Launch Vehicle are outside the 3sigma limits, the Satellite injection shall be considered unsuccessful. However, the Contractor shall use its best efforts to utilize the propulsion capabilities of the Satellite to achieve a successful final orbit. Notwithstanding achievement of a successful final orbit, this situation shall be treated as an "Unsuccessful Injection." Payment of the In-Orbit Check Out Amount for the applicable Satellite shall be made and the Purchaser shall then have the right to use said Satellite for any purpose without incurring any obligation to the Contractor (subject to the terms of the Purchaser's salvage provision of any applicable insurance policy).


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                                   Article 16.

                                INSURANCE OPTION

         16.1 Exercise of Option. The Purchaser may, at its option, to be exercised by written notice delivered to the Contractor by March 31, 1999 for FM-1, FM-2 or FM-3 order the Contractor to procure Launch insurance to cover the risk of loss to the applicable Satellite for the period of time from Launch (as defined in this Contract) through a period after Launch which shall be defined by the Purchaser at the time of option exercise.

         16.2 Price and Payment Terms. Upon written receipt by the Contractor of the Purchaser's election to exercise this option, the Contractor shall provide the Purchaser with the price and payment terms for this option within thirty
(30) days. If the Purchaser accepts the Contractor's price and payment terms, then the exercise of this option shall be subsequently effected through an amendment to this Contract.

         16.3 Risk of Loss and Title. Subsequent to agreement by the Parties on the price and applicable terms for this option, the Parties agree that risk of loss of the effected Satellite(s) shall pass at the end of the period covered by this insurance option.

         16.4 Terms and Conditions. In the event that the option provided for under this Article 16 is procured by the Purchaser, (i) the remaining terms and conditions of this Contract, as applicable, and, as modified in this Article 16, shall apply, and (ii) the Purchaser and the Contractor agree to incorporate appropriate language required to support this effort (e.g., applicable insurance related definitions and language).


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                                   Article 17.

                 U.S. GOVERNMENT LICENSES FOR FM-1, FM-2 OR FM-3

         17.1 U.S. Government License. The Contractor shall have the responsibility to obtain export licenses as required for delivery and Launch of FM-1, FM-2 and FM-3. The Purchaser agrees to use its best efforts to assist the Contractor in such efforts. The Contractor shall have no liability for costs, damages or expenses incurred by the Purchaser for any reason whatsoever, resulting from or in connection with any decision on the part of the U.S. Government with regard to the issuance of a license, or refusal to issue a license for export or Launch on a non-U.S. Launch Vehicle. Both Parties agree to abide by the provisions of any license issued by the U.S. Government.

         17.2 Purchaser's Documentation Required for License Application. The Purchaser agrees to provide the Contractor with the Purchaser's data or documentation, as may be required for submitting any license request.


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                                   Article 18.

                                  FORCE MAJEURE

         It is recognized by the Parties that a Force Majeure event may delay the performance of the work on the Program or cause non-performance of this Contract by the Contractor, provided however that the Contractor shall use its best efforts to avoid or minimize the effects of such late delivery, delay or non-performance. Such excusable delay shall not be a default hereunder or a ground for termination hereof.

         18.1 Definition. Force Majeure shall include any event beyond the reasonable control of the Contractor and its subcontractors and shall include, but will not be limited to, acts of God, acts of a public enemy, acts of any Government in its sovereign capacity, war and warlike events, unusually severe weather, fire, mud slides, earthquakes, floods, epidemics, quarantine restrictions, sabotage, riots and embargoes; which in every case, are beyond the reasonable control and without the fault or negligence of the Contractor and its subcontractors. Upon the occurrence of Force Majeure, an equitable adjustment shall be negotiated in the schedule and other affected portions of this Contract. In addition , failure to deliver the Launch Services required by this Contract due to causes beyond the Contractor's control (including prior failures of the designated Launch Vehicle) will be an excusable delay under this Article 18.

         18.2 Delayed Delivery. Accordingly, the Contractor shall not be responsible for the late delivery, delay of final completion or non-performance of its contractual obligations due to Force Majeure events to the extent such events affect the delivery, completion or non-performance under this Contract.

         18.3 Notification. The Contractor shall advise the Purchaser in writing as soon as possible after the Contractor has learned of a delay or potential delay but not later than five (5) days after the onset, and again at the termination, of a Force Majeure event.


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                                   Article 19.

                            PURCHASER'S DELAY OF WORK

         If the performance of all or any part of the work required by this Contract is delayed or interrupted by (1) any act of the Purchaser in the administration of this Contract, or (2) by any acts of the Purchaser which are not expressly or impliedly authorized by this Contract, or (3) by the Purchaser's failure to perform its contractual obligations within the time specified in this Contract, or within a reasonable time if no time is specified, then this Contract shall be equitably adjusted in the Price, performance requirements, schedule, and/or any other affected terms of this Contract. Such delay of work does not include that caused by a Force Majeure event.


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                                   Article 20.

                                 RIGHTS IN DATA

         The Contractor shall retain all rights, title and interest in any Contractor data, invention, discovery or improvement utilized or developed by the Contractor during the performance of this Contract.

         20.1 Deliverable Data. The Purchaser's officers, employees, consultants, representatives and agents shall have the perpetual, paid-up, royalty-free, world-wide, nonexclusive right to use the deliverable Data and Documentation for the purpose of establishing, operating, and maintaining the CD Radio DARS System and for no other purpose. The Purchaser's officers, employees, consultants, representatives, and agents shall not disclose such Data and Documentation (or any other data obtained by Purchaser under this Contract) to other companies, organizations or persons without the express written consent of the Contractor.

         20.2 Other Data. All other Contractor data, or data of its subcontractors, to which the Purchaser may have access to in the course of the Contractor's performance of this Contract shall remain the property of the Contractor or its subcontractors and shall not be duplicated, used, or disclosed to persons other than the Purchaser's officers, employees, consultants, representatives or agents and shall be used solely to assist the Purchaser in establishing, operating and maintaining the CD Radio DARS System including Satellite/ground equipment interface. This data may only be provided to third parties with the prior written approval of the Contractor, and, if applicable, Contractor's subcontractors, in each case which consent will not be unreasonably withheld or delayed. Nothing contained in this Article shall require the Contractor to provide any data beyond that set forth in Exhibit A.

         20.3 Purchaser's Data. The Contractor and its officers, employees, consultants, subcontractors and representatives shall not disclose any data or information obtained from the Purchaser and its officers, employees, consultants or representatives during the performance of its obligations under this Contract to other companies, organizations or persons without the express written consent of the Purchaser.

         20.4 Confidentiality. The confidentiality obligations imposed on the Contractor and Purchaser under this Article 20 with regard to data provided under this Contract shall survive the termination, for whatever reason, of this Contract, in accordance with the requirements of Attachment C, Non-Disclosure Agreement.


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

                                   Article 21.

                                PATENT INDEMNITY

         21.1 The Contractor, at its own expense, shall defend, indemnify and hold the Purchaser harmless against any claim or suit against the Purchaser based on an allegation that the manufacture of any item in the performance of this Contract, or the normal intended use, lease or sale of any item delivered or to be delivered under this Contract, infringes any U.S. letters patent, copyrights or trade secrets, and shall pay any royalties and other costs of the settlement of such claim or suit and the costs and damages finally awarded, including reasonable attorney fees as the result of any suit, provided that the Purchaser promptly notifies the Contractor in writing of any such claim or suit and gives the Contractor authority and such assistance and information as is reasonably available to the Purchaser for the defense of such claim or suit.

         21.2 If the manufacture of any item in the performance of this Contract, or the normal intended use, lease or sale of any item delivered under this Contract, is enjoined as a result of a suit based on such claim of infringement, the Contractor shall resolve the matter by negotiating a license or other agreement so that the injunction no longer pertains; otherwise, the Contractor shall be liable to the Purchaser for the Purchaser's additional costs and damages arising as a result of such injunction, subject to the limitation set forth in Sub-Article 21.6 provided that the conditions of Sub-Article 21.3 herein do not apply.

         21.3 The indemnity provided under this Article shall not apply to the Contractor's delivery of normally non-infringing items and their intended use which are rendered infringing by the Purchaser's modification of said items or by a combination of said items with items not provided by the Contractor under this Contract.

         21.4 The indemnity provided under this Article does not extend to any infringement resulting from a change in method of manufacture of an item to be delivered, ordered by the Purchaser pursuant to Article 27 - CHANGES, or the stipulation by the Purchaser of the specific design of an item to be delivered if infringement would not have occurred but for compliance with such change or design.

         21.5 The indemnity provided under this Article does not extend to any claim that the placement of any Satellite in any orbit other than geostationary(e.g., a highly inclined geosynchronous orbit) directed or stipulated by the Purchaser infringes the intellectual property rights of any third party.

         21.6 *

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                                   Article 22.

                   INDEMNITY - PERSONAL INJURY/PROPERTY DAMAGE

         22.1 Contractor Indemnification of the Purchaser. The Contractor shall indemnify and hold harmless the Purchaser, its officers, directors, employees, consultants, representatives and agents from any loss, damage (not including any lost profits or consequential damages), claims, liability, and causes of action for injury or death of any third party, or for damage to, or destruction of, third party property (excluding any Satellite provided under this Contract following the Launch of such Satellite) arising out of negligent acts or omissions by the Contractor, its officers, directors, employees, consultants, representatives, agents or subcontractors in connection with, or relating to, the manufacture, testing, and delivery of a Satellite occurring at or before the Launch or, if delivered to Ground Storage, delivery to Ground Storage, of the last Satellite ordered under this Contract, except to the extent such loss, damage, claims, liabilities or causes of action arise from the fault or negligence on the part of the Purchaser, its officers, directors, employees, consultants, representatives, agents or subcontractors. The Contractor's responsibility with respect to items delivered hereunder shall be solely governed by the provisions of Article 25, WARRANTY.

         22.2 Purchaser Indemnification of Contractor. The Purchaser shall indemnify and hold harmless the Contractor, its officers, directors, employees, consultants, representatives and agents from any loss, damage (not including any lost profits or consequential damages), claims, liability, and causes of action for injury or death of any third party, or for damage to or destruction of third party property arising out of negligent acts or omissions by the Purchaser, its officers, directors, employees, consultants, representatives, agents, or subcontractors occurring at or before the Launch (or, if delivered to Ground Storage, delivery to Ground Storage) of the last Satellite ordered under this Contract, except to the extent such loss, damage, claims, liabilities or causes of action, arises from the fault or negligence on the part of the Contractor, its officers, directors, employees, consultants, representatives, agents, or subcontractors.

         22.3 Property Damage Insurance. The Contractor certifies it has all-risk property insurance and will maintain such policy through completion of this Contract. The Contractor will use best efforts to include the Purchaser as a named beneficiary, at no additional cost to Contractor, under any indemnities or insurance provided by a Launch Agency against claims by third parties for bodily or property damage resulting from a Launch.

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                                   Article 23.

                                    RESERVED

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                                   Article 24.

                                     DEFAULT

         24.1 Failure to Perform by the Contractor. Subject to the expiration of the Late Delivery Penalty Periods provided in Article 3.4, if the Contractor (1) fails to deliver the deliverable items or perform the work under the Contract within the time specified herein, or any approved extension thereof, or (2) fails to prosecute the work so as to endanger performance of this Contract, or
(3) fails to perform any of the other material provisions of this Contract, and in each case does not cure such failure within 30 days (or such longer period as authorized by the Purchaser) after receipt from the Purchaser of written notice of such failure, then the Purchaser, at its option, may terminate this Contract in whole or in part by written notice of default. Upon termination for default, the Contractor shall be reimbursed for the terminated work as follows: *

         24.2 *

         24.3 *

         24.4 Contractor Termination.

         24.4.1 The Contractor may terminate this Contract for the Purchaser's failure to comply with any material provision of this Contract; provided, that the right of the Contractor to terminate this Contract upon breach by the Purchaser of any of its covenants and agreements set forth in Sub-Articles 5.1.2 through 5.1.4 hereof shall be governed by Sub-Article 24.4.2 below. Such termination, under this Sub-Article 24.4.1, will become effective should the Purchaser fail to correct such nonperformance within thirty (30) days of receipt of notice in writing from the Contractor.

         24.4.2 (i) The Contractor may immediately terminate this Contract upon the occurrence of an "Event of Default" (as such term is defined in the Bank of America Credit Agreement) under the Bank of America Credit Agreement. Any such termination under this Article 24.4.2 shall become effective upon delivery to the Purchaser of notice of such termination in writing from the Contractor.

                  (ii) The Contractor may immediately terminate this Contract upon a breach by the Purchaser of any of its covenants and agreements contained in Sub-Article 5.1.4, such termination to become effective upon delivery to the Purchaser of notice of such termination in writing from the Contractor.

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                  (iii) The Contractor may terminate this Contract upon a breach by the Purchaser of any of its covenants and agreements contained in Sub-Article
5.1.3. Such termination shall only become effective should the Purchaser fail to correct such non-performance within thirty (30) days of receipt of notice of such termination in writing from the Contractor.

                  (iv) *

         24.4.3 *

         The Contractor's termination claim under Sub-Article 24.4 (a) through
(d) shall be forwarded to the Purchaser within ninety (90) days of the Contractor's notice of termination to the Purchaser. The Purchaser may require at its expense that the Contractor's claim for the above costs be verified by an independent party. Such verification would exclude Contractor's Proprietary Data.

         24.5 Residual Inventory and Unfurnished Launch Services. Following the submission of the Contractor's termination claim to the Purchaser, the Contractor shall dispose of the residual inventory and unfurnished Launch Services using its best efforts to purchase or sell any parts, components, boxes, Launch Service(s) or subsystems originally bought or manufactured for this Contract on the best terms possible in the circumstances, *. In the event the amount of the Contractor's termination claim exceeds the amounts paid to the Contractor to the date of termination, *, to the termination claim. In the event that payments to the Contractor by the Purchaser to the date of termination, plus the amount received from the disposal of such inventory, is in excess of the Contractor's termination claim, *. At the conclusion of the Contractor's claim for lost profits and damages allowed under Sub-Article 24.4.1 (e), any excess shall be promptly refunded to the Purchaser. In the event that the amount paid to the Contractor to the date of termination, *, if any, is insufficient to cover the amount of the Contractor's termination claim, then the Contractor shall have the right to proceed against the Purchaser for the amount of such excess.

         24.6 LIMITATION OF THE PURCHASER'S LIABILITY. THE RIGHTS AND REMEDIES SET FORTH IN THIS Article SHALL BE THE SOLE REMEDIES TO WHICH THE CONTRACTOR IS ENTITLED IF THE PURCHASER FAILS TO MEET OR PERFORM ITS OBLIGATIONS UNDER THIS CONTRACT. THE PURCHASER SHALL HAVE NO LIABILITY FOR CONSEQUENTIAL DAMAGES.

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                                   Article 25.

                                    WARRANTY

         The Contractor warrants that (i) for FM-1, FM-2 and FM-3, from Interim Acceptance pursuant to Article 8.2 up to Launch or (ii) for FM-4 for a period * starting from Interim Acceptance pursuant to Article 8.2, each Satellite is in accordance with the applicable specification and other requirements of this Contract, and is free from defects in materials and workmanship. This warranty is subject to the following provisions with respect to such Satellite(s).

         25.1 Unlaunched Satellite(s). During the warranty period, either party may give notice to the other of a defect. The Contractor's sole responsibility under this warranty shall be either to repair or replace any component which is discovered during the warranty period to be defective in material or workmanship, and to retest the repaired or replaced component as is determined appropriate action by the Parties, in order to place the Satellite in a suitable condition for Launch. This warranty shall continue for the duration of the applicable warranty period as stated in this Article 25.

         The remedy under this Sub-Article 25.1 shall not apply if adjustment, repair or parts replacement is required because of accident, unusual physical or electrical stress, negligence, misuse, failure of environmental control prescribed in operations and maintenance manuals, repair or alterations by the Purchaser, its officers, directors, employees, consultants, representatives, agents or subcontractors, or causes other than ordinary use. If the defect is not covered by this warranty, the Purchaser shall pay the Contractor the cost of repairs or replacement, the transportation charges and a reasonable profit. Such repair cost shall be invoiced to the Purchaser pursuant to the provisions of
Article 5. The remedy stated in this Sub-Article 25.1 is the Purchaser's exclusive remedy for the Contractor's nonconformance with the warranties set forth in this Article.

         25.2 Transportation Charges. Transportation charges for the repaired or replaced item shall be at the Contractor's expense only if the Contractor is found responsible under the terms of this warranty. The Purchaser shall notify the Contractor in writing of any such defect, relevant information with respect thereto, and of the intended return of the item sufficiently in advance of the intended shipment date to arrange shipment should the Contractor so desire.

         25.3 Launched Satellite. This warranty shall not apply to a Satellite after its Launch.

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         25.4 Limit of Liability. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS
CONTRACT TO THE CONTRARY, THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING FROM LAW, CUSTOM OR CONDUCT, AND THE RIGHTS AND REMEDIES PROVIDED HEREIN ARE EXCLUSIVE AND IN LIEU OF ANY OTHER RIGHTS OR REMEDIES RELATED TO THE DESIGN, MANUFACTURE, MATERIALS, WORKMANSHIP, OR CONFORMANCE TO SPECIFICATION REQUIREMENTS OF THE SATELLITE(S) AND ASSOCIATED ITEMS AS ARE SET FORTH IN EXHIBITS A THROUGH E HERETO, (EXCEPT FOR RIGHTS AND REMEDIES ARISING UNDER Article 8, "INSPECTION AND ACCEPTANCE", Article 12, "IN-ORBIT CHECK-OUT" AND Article 24, "DEFAULT"). IN NO EVENT SHALL THE CONTRACTOR BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST REVENUES OR PROFITS.

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                                   Article 26.

                            DISPUTES AND ARBITRATION

         Any disputes which may arise between the Parties with respect to performance of obligations or interpretation of this Contract, which cannot be settled by negotiation between the Parties themselves, shall upon application of either of the Parties be submitted for settlement by arbitration by the American Arbitration Association in New York, New York, in accordance with the rules of commercial arbitration of the American Arbitration Association using three arbitrators, whose decision and award shall be final and binding on the Parties and be enforceable by any Court of competent jurisdiction. In resolving any dispute, the arbitrators shall apply the laws of the State of New York with respect to all matters, including the interpretation of the terms and conditions of this Contract. Of the three arbitrators in the case, one shall be appointed by the Purchaser, one shall be appointed by the Contractor and the third shall be appointed by the agreement of both Parties. In the event that the Parties cannot agree on the third arbitrator, then the third arbitrator shall be appointed by the President of the American Arbitration Association. Each Party shall bear the costs of preparing and presenting its own case, unless the arbitrators' award shall provide otherwise.

         A party may, pending resolution of a dispute in an arbitration proceeding brought under this Article 26, nevertheless seek specific performance in any court having jurisdiction therefor, of the obligations, undertakings, agreements and covenants of the other party pursuant to this Contract.

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                                   Article 27.

                                     CHANGES

         27.1 Changes in Scope of Work. Purchaser-desired changes to the Scope of Work may be implemented provided the Parties agree in advance upon a mutually satisfactory Contract adjustment regarding Price, schedule, and other provisions of this Contract affected by such changes. Any such change shall become effective only upon the execution by the Parties of an amendment to this Contract incorporating such changes and the resulting adjustment. The Contractor shall have no obligation to proceed with the Purchaser-desired changes prior to the execution of such an amendment or receipt of a funded Authorization to Proceed (ATP) wherein the Purchaser assumes the cost of the Contractor's performance on the desired change.

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                                   Article 28.

                            MISCELLANEOUS PROVISIONS

         28.1 Applicable Law. This Contract shall be construed and interpreted and the rights of the Parties shall be determined, in all respects, according to the laws of the State of New York (USA), without regard to any principles of conflicts of law that would result in a choice of law other than New York.

         28.2 Amendments and Supplements. This Contract may be amended or supplemented by additional written Agreements, Articles or Certificates, as may be determined by the Parties from time to time to be necessary, appropriate or desirable to further the purpose hereof, to clarify the intention of the Parties, or to add to or modify the covenants, terms or conditions hereof or thereof.

         28.3 Headings. The headings in this Contract are for convenience only and shall not be considered a part of, or affect, the construction or interpretation of any provisions of this Contract.

         28.4 Counterparts. This Contract may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

         28.5 Severability. In the event any one or more of the provisions of this Contract shall, for any reason, be held to be invalid or unenforceable, the remaining provisions of this Contract shall be unimpaired, and the invalid or unenforceable provisions shall be replaced, if possible, by a mutually acceptable provision which, being valid and enforceable, comes nearest to the intention of the Parties.

         28.6 LIMITATION OF LIABILITY. THE CONTRACTOR SHALL NOT BE LIABLE DIRECTLY OR INDIRECTLY TO THE PURCHASER, TO THE PURCHASER'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CUSTOMERS, OR TO PERMITTED ASSIGNEES OR SUCCESSOR OWNERS OF THE SATELLITE(S) FOR ANY AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS, OR INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING FROM THE PERFORMANCE OR NONPERFORMANCE OF THIS CONTRACT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY ITEMS OR SERVICES FURNISHED HEREUNDER, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING

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NEGLIGENCE AND STRICT LIABILITY), STATUTES OR ANY OTHER LEGAL THEORY. IN NO
EVENT SHALL THE CONTRACTOR'S TOTAL LIABILITY UNDER OR IN CONNECTION WITH THIS CONTRACT EXCEED THE CONTRACT PRICE.

         28.7 Alenia. The Contractor has teamed with Alenia Spazio in the execution of this program. The Parties agree that the previous sentence does not create a contractual liability or relationship between the Purchaser and Alenia Spazio under this Contract.

         28.8 No Third Party Beneficiaries. Nothing contained in this Contract, express or implied, is intended to or shall confer upon anyone other the parties hereto (and their permitted successors and assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Contract.


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                                   Article 29.

                                    RESERVED


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                                   Article 30.

                         INTER-PARTY WAIVER OF LIABILITY

         Notwithstanding any indemnification provisions set forth in this Contract, the Purchaser agrees, on behalf of itself and its officers, directors, employees, consultants, representatives, agents, subcontractors, insurers, and customers, to sign and agree to the no-fault, no-subrogation, inter-party waiver of liability provisions set forth in any Launch Services Agreement prior to entering on the Launch Site.


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                                   Article 31.

                   AUTHORITY OF THE PURCHASER'S REPRESENTATIVE

         No request, notice, authorization, direction or order received by the Contractor and issued either pursuant to an Article of this Contract, to a provision of any document incorporated in this Contract by reference, or otherwise, shall be binding upon either the Contractor or the Purchaser, unless issued or confirmed in writing by the Chief Executive Officer of the Purchaser or by his authorized representative. Designations of authorized representatives
(1) shall be in writing, signed by the Chief Executive Officer of the Purchaser, and (2) shall define the scope and limitations of the authorized representatives' authorities. A copy of each such designation and of each modification or cancellation thereof, shall be furnished to the Contractor. The Contractor shall immediately notify, in writing, the Chief Executive Officer of the Purchaser or his authorized representative whenever a request, notice, authorization, direction, or order has been received from a representative of the Purchaser other than the Chief Executive Officer of the Purchaser or his authorized representative, which, but for the lack of authorization on the part of the issuing Purchaser's representative, would effect a change within the meaning of Article 27 - CHANGES, or an increase in the Price or amounts allotted to this Contract, or which but for such lack of authorization, would otherwise be the basis for the modification of the Contract Statement of Work, delivery or performance schedule, Price, or any other terms and conditions of this Contract.


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                                   Article 32.

                          PUBLIC RELEASE OF INFORMATION

         32.1 Within a reasonable time prior to the issuance of news releases, articles, brochures, advertisements, prepared speeches, and other information releases concerning the work performed hereunder by the Contractor, a subcontractor or any employee or a consultant of either, the Contractor shall obtain the written approval of the Purchaser concerning the content and timing of such releases. Approval will not be unreasonably delayed or denied.

         32.2 The Purchaser may issue news releases, articles, brochures, advertisements, prepared speeches, or other information concerning the CD Radio DARS System or the products and services to be provided under this Contract without the express consent of the Contractor; provided that to the extent such information relates to * or (ii) the Contractor in any other capacity besides manufacturer, then such information shall only be released for use with the prior written approval of the Contractor.

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                                   Article 33.

               FUNCTIONS NOT THE RESPONSIBILITY OF THE CONTRACTOR

         33.1 Radio Frequencies. The Contractor is not responsible for radio frequencies coordination, or the preparation of filings with the Federal Communications Commission or the International Telecommunications Union/Radio Communication Bureau registration. The Contractor shall provide technical support, when needed, to assist the Purchaser in making the above filings.

         33.2 General. The Contractor shall not be responsible for any undertakings not expressly and specifically set forth in this Contract as being the assigned responsibility of the Contractor.

                                   Article 34.

                                    RESERVED

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                                   Article 35.

                         SATELLITE GROUND STORAGE OPTION

         35.1 Notification. The Purchaser may, at its option to be exercised no later than September 1, 1999 (for FM-1, FM-2 or FM-3) order the Contractor to store a Satellite for a period of up to two (2) years after Interim Acceptance of the Satellite. In the case of FM-4, the Purchaser may, also at its option to be exercised no later than three (3) months prior to Satellite Pre-Shipment Review as defined in Exhibit A, order the Contractor to provide Ground Storage for the Satellite up to two (2) years after Final Acceptance of such Satellite.

         35.2 Storage Location. Such Ground Storage shall be performed at a Contractor controlled facility and shall be conducted in accordance with the Satellite Storage Plan described in Section 8 of Exhibit D, Program Test Plan.

         35.3 *

         For a Satellite stored for two (2) years, the Purchaser shall notify the Contractor of its desire to have such Satellite refurbished or to continue Ground Storage of a Satellite for up to an additional twelve (12) months beyond the period specified in Article 35.1. Within ninety (90) days after the Contractor's receipt of the Purchaser's notice electing refurbishment or continued Ground Storage, the Contractor shall provide the Purchaser with (i) a plan for refurbishment and retesting to recertify the Satellite as Launchworthy or (ii) a plan for continued Ground Storage, in either case together with proposed adjustments to applicable provisions.

         35.4 Payments. Any monthly storage charge referred to in Sub-Article
35.3 shall be paid commencing thirty (30) days from the date the Satellite is stored and continuing each month until the Purchaser directs the Contractor to remove the Satellite from storage, conduct the verification tests and ship the Satellite to the Launch Site. Payment for the verification testing shall be made 30 days after the Contractor issues an invoice for such testing. Payments shall be made by wire transfer as set forth in Article 5 - PAYMENTS.

         35.5 Title and Risk of Loss. Title and risk of Loss to a Satellite delivered for Ground Storage shall remain with the Contractor at the Storage Site and notwithstanding the provisions of Article 9 - CIP POINT, TITLE, AND RISK OF LOSS and/or Article 25, WARRANTY, the Contractor shall assume full responsibility for any loss or damage to the Satellite during storage and transportation

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to the Launch Site and while the Satellite is at the Launch Site up to the time of Launch. *

         35.6 Launch Services for a Stored Satellite. In the event that the Purchaser exercises the option to store a Spacecraft, and subsequent to a period of storage directs the Contractor to prepare the Spacecraft for Launch, then the Contract shall be equitably adjusted to cover *.

         35.7 Escalation. The Prices quoted in this Article for the storage of a Satellite shall be escalated in accordance with the formula in Article 5, from the Effective Date of Contract to the option exercise date.

         35.8 Storage at the Contractor's Site. In the event that the Purchaser directs the Contractor to deliver one or more Satellites for Ground Storage in accordance with this Article 35, then *.

         35.9 Delivery of the Satellite to a Location Named by the Purchaser. In the event that the Purchaser directs the Contractor to deliver a Satellite to a location other than one controlled and operated by the Contractor, then *.

         35.10 *.

         35.11 Maximum Storage Period. In no event shall a Satellite procured hereunder remain in storage at a location owned and operated by the Contractor for a period in excess of * of such Satellite by the Purchaser. At the conclusion of the storage period provided for hereunder, the Purchaser shall direct the Contractor to deliver the Satellite to a location designated by the Purchaser. At the time the Contractor receives direction as to the delivery of such Satellite from storage, the Purchaser shall *.


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                                   Article 36.

                                     NOTICES

         Any notices or correspondence required or desired to be given or made hereunder shall be in writing and shall be effective when delivered to an authorized recipient party at the address indicated below:

                      PURCHASER:     CD Radio Inc.
                                     1180 Avenue of the Americas, 14th Floor
                                     New York, New York 10036
                                     Phone:  (212) 899-5031
                                     Fax:  (212) 899-5050

                                     Attention: General Counsel
                                     Phone:  (212) 899-5031
                                     Fax:  (212) 899-5050

                                     and

                                     CD Radio Inc.
                                     2175 K Street, NW
                                     Washington, CD 20037

                                     Attention: Rob Briskman
                                     Phone:  (202) 296-6192
                                     Fax:  (202) 296-6265

                      CONTRACTOR:    Space Systems/LORAL, Inc.
                                     3825 Fabian Way
                                     Palo Alto, California 943034697

                                     *


Either party may change the above notice addresses by giving written notice to the other party of said change.


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                                   Article 37.

                                   ASSIGNMENT

         37.1 This Contract may not be assigned other than to an Affiliate, either in whole or in part, by either party without the express written approval of the other party (which approval shall not be unreasonably withheld or delayed); provided however, this clause does not restrict the Contractor from utilizing subsidiaries or other divisions of its company to manufacture subsystems or components of the Satellite(s) or other hardware; * assignee with respect to other satellites.

         37.2 Notwithstanding the above, in the event either party is sold to or merged into another company, its responsibilities under this Contract shall not be altered, and the successor shall remain liable for performance of this Contract.


                                   Article 38.

                                    RESERVED


                                   Article 39.

                                    RESERVED


                                   Article 40.

                                    RESERVED


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                                   Article 41.

                SUPPORT FOR INVESTIGATION OF SATELLITE ANOMALIES

         In the event that a Launched Satellite experiences anomalies during its operational life, the Contractor will provide reasonable support by qualified personnel to investigate said anomalies from Palo Alto, CA. * The above effort shall be provided on the verbal request of the Purchaser which shall be confirmed in writing within 24 hours of the time of the verbal request.


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                                   Article 42.

                                    INSURANCE

         42.1 The Purchaser agrees to obtain any insurer's written agreement to waive all rights of subrogation against the Contractor and against the Contractor's subcontractors and suppliers at any tier. The Purchaser agrees to indemnify and hold the Contractor harmless from and against all costs, expenses or losses of the Contractor directly or indirectly resulting from any subrogation action brought by the Satellite insurers.

         42.2 The Contractor agrees to provide the Purchaser with quotes to obtain insurance for FM-1, FM-2, and FM-3 applicable from Launch and orbit raising through placement of the Satellites in their orbit locations *.


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                                   Article 43.

                           MISSION OPERATIONS SUPPORT

         The Mission Operations Support Services to be provided by the Contractor under this Contract is as provided for in Exhibit A, Statement of Work. The Contractor shall not be liable to the Purchaser or any third party for loss of, or damage to the Satellite(s) resulting from any Contractor acts in furnishing services to the Purchaser (including any act or failure to act alleged to be negligent in any degree). The Purchaser agrees to indemnify and hold the Contractor harmless from and against all costs, expenses and losses resulting from any claim or litigation directly or indirectly premised on loss of or damage to any Satellite after Launch.


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                                   Article 44.

         *


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                                   Article 45.

                               STANDARD OF CONDUCT

         Both Parties agree that all their actions in carrying out the provisions of this Contract shall be in compliance with applicable laws and regulations, and neither party will pay or accept bribes, kickbacks, or other illegal payments, or engage in unlawful conduct.


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                                   Article 46.
                              ORDER OF PRECEDENCE

         In the event of conflict between this Contract, its Exhibits and the Annexes thereto, the following order of decreasing precedence shall follow:

              1.    Contract (excluding Exhibits)

              2.    Exhibit A

              3.    Exhibit B

              4.    Exhibit C

              5.    Exhibit D

              6.    Exhibit E


         IN WITNESS THEREOF, the Parties have executed this Contract as of
the date se   t forth below:

                                                  SPACE SYSTEMS/LORAL, INC.


                          SIGNATURE:         /s/ C. Patrick DeWitt
                                             -----------------------------------

                          NAME:              C. Patrick DeWitt
                                             -----------------------------------

                          TITLE:             Executive Vice President, Business
                                             -----------------------------------

                          DATE:              July 28, 1998
                                             -----------------------------------

                                             CD RADIO INC.


                          SIGNATURE:         /s/ Andrew J. Greenbaum
                                             -----------------------------------

                          NAME:              Andrew J. Greenbaum
                                             -----------------------------------

                          TITLE: Executive Vice President and Chief Financial Officer
                                             -----------------------------------

                          DATE:              July 28, 1998
                                             -----------------------------------

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